Lifted Made Expands Space by 49%, Leasing an Additional 8,000 Square Feet; Fourth Expansion During the Last 18 Months in a Third Building in Kenosha, WI

JACKSONVILLE, FL, Nov. 22, 2021 (Accesswire) – LFTD Partners Inc. (OTCQB: LSFP) (www.LFTDPartners.com) today announced that its wholly-owned subsidiary Lifted Made, Kenosha, Wisconsin (www.LiftedMade.com), owner of the award-winning Urb Finest Flowers brand of hemp and hemp-derived products, is expanding its operations for the fourth time during the last 18 months, leasing an additional 8,000 square feet in a third building in Kenosha, WI, which is expected to optimize production and fulfillment.

The new five-year lease, which will commence on January 1, 2022, represents a 49% increase in the aggregate office, production and fulfillment space being used by the rapidly growing hemp-derived cannabinoid products company. Under the terms of the lease, Lifted Made will pay a base square foot charge of $6.00 per square foot per annum, with a 3% increase in rent each year during the term. Lifted Made will also be responsible for paying its proportionate share of real estate taxes and other operating costs.

Nicholas S. Warrender, LSFP’s Vice Chairman and COO, and the CEO of Lifted Made, said, “In order for us to continue to support the growth for both production, but even more so fulfillment, we needed to expand our shipping/fulfillment footprint as well as the employee count in this department. Our newly leased space, which is just down the street from our main facility, should help us achieve our goals and further improve our output and shipment times. We are very excited about the future of Lifted Made and LFTD Partners Inc., with new product launches, a talented, growing team, cash on hand that currently exceeds $5.4 million, and potential acquisitions.”

About LFTD Partners Inc.

LFTD Partners Inc., formerly known as Acquired Sales Corp. (OTCQB ticker symbol LSFP), is focused upon acquiring rapidly growing companies that manufacture and sell branded products containing hemp-derived cannabinoids (e.g. delta-8-THC, delta-9-THC, delta-10-THC, THCV, THCO, CBDA, CBC, CBG, CBN, CBD), e-liquid, disposable nicotine vapes, kratom and kava products. In February 2020, LSFP acquired 100% of Warrender Enterprise Inc. d/b/a Lifted Made (formerly d/b/a Lifted Liquids) (www.LiftedMade.com), Kenosha, Wisconsin. Lifted Made has a 50% membership interest in SmplyLifted LLC, which sells tobacco-free nicotine pouches under the brand name FR3SH (www.GETFR3SH.com). LSFP also owns 4.99% of CBD-infused beverage and products maker Ablis Holding Company (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com), all located in Bend, Oregon.

LSFP has also signed a letter of intent to acquire Savage Enterprises, owner of award-winning hemp-derived products brand Delta Extrax (www.DeltaExtrax.com), sub-brand Chronix, Savage CBD (www.SavageCBD.com), male enhancement products brand Vix (www.ThisIsVix.com), kratom and kava-based products brand Kanna, and to enter the

California marijuana industry by purchasing Premier Greens LLC and MKRC Holdings, LLC, the closing of which transactions are subject to a number of contingencies.

LSFP has also signed a letter of intent to acquire Fresh Farms E-Liquid, LLC (www.FreshFarmsELiquid.com), whose portfolio includes the premium vapor products Fresh Farms and Fruitia, JUS tobacco-free nicotine vapor products, and HAPPI premium delta-8-THC and delta-10-THC products (www.HappiHemp.com), the closing of which transaction is subject to a number of contingencies.

Please read LSFP’s filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Learn more by subscribing to our newsletters at www.LiftedMade.com and www.LFTDPartners.com.

Cautionary Note Regarding Forward-Looking Statements Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the acquisition, financing, revenue growth, profitability, and product strategies, plans and expectations of: LFTD Partners Inc. and related entities including Lifted Made; Savage Enterprises, Premier Greens LLC and MKRC Holdings, LLC and related entities; and Fresh Farms E-Liquid, LLC and related entities. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to the actual results of these companies' merger plans, financing plans, operations, or the performance or achievements of these companies differing materially from those expressed or implied by the forward-looking statements. These companies undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACTS:

Lifted Made
Attn: Nicholas S. Warrender, CEO
Phone: 224-577-8148
Email: CEO@LiftedMade.com
Website: www.LiftedMade.com

LFTD Partners Inc.
Attn: William C. “Jake” Jacobs, President and CFO
Phone: 847-400-7660
Email: JakeJacobs@LFTDPartners.com
Website: www.LFTDPartners.com